Exhibit 3.69

BYLAWS

OF

SLT COMMUNICATIONS, INC.

(Adopted May 15, 1996)

ARTICLE I - OFFICES

1.01 Principal Offices. The principal offices of the corporation shall be at Sugar Land, Texas or as otherwise established by the Board of Directors from time to time.

1.02 Other Offices. The corporation also may have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time decide are necessary or proper for the business of the corporation.

ARTICLE II - SHAREHOLDERS

2.01 Place of Meetings. All meetings of the shareholders for any purpose shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meetings. Annual meetings of the shareholders shall be held at the office of the corporation or at such other place as may be designated in the notice of the meeting. Each annual meeting shall be held at such time as may be designated by the President, the Chairman or a majority of the Board of Directors, or the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. At each such annual meeting the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

2.03 Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the President, the Chairman or a majority of the Board of Directors, or the holders of not less than ten percent (10%) of all shares entitled to vote at the meeting.

2.04 Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10), nor more than fifty (50) days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer books of the corporation.

2.05 Quorum of Shareholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the shareholders. In the absence of a quorum, a majority of those present may adjourn from time to time without further notice until a quorum is secured.

2.06 Action by Shareholders. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented in proxy, shall decide any question brought before such meeting, except the election of Directors shall be as stated hereinafter.

2.07 Voting. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

2.08 Record Date. The Board of Directors may fix a record date for the determination of the shareholders of the corporation for any proper purpose. The date shall be not less than ten (10) nor more than fifty (50) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

2.09 Action by Unanimous Written Consent. Any action required or permitted by statute to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a copy thereof, shall be placed in the minute book of the corporation.

ARTICLE III - DIRECTORS

3.01 Powers of Directors. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.02 Number of Directors. The number of directors, which shall constitute the Board of Directors, shall be not less than two (2) nor more than ten (10) as the Board shall from time to time determine. The directors shall be elected at the annual meeting of the shareholders and each director elected shall serve until his successor shall have been elected and qualified.

3.03 Election of Directors. Directors shall be elected by the shareholders with those candidates receiving the greater number of votes cast, even though not a majority, being elected.

3.04 Filling Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal may be filled by affirmative vote of a majority of the remaining directors, although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of shareholders called for that purpose.

3.05 Resignation of Directors. Any director may resign from his office at any time by delivering his written resignation to the Secretary, and such resignation shall be effective immediately upon delivery to the Secretary.

3.06 Removal of Directors. Any director may be removed with or without cause at any time by the shareholders at an annual meeting or special meeting of shareholders called for that purpose.

3.07 Place of Meetings. Regular or special meetings of the Board of Directors may be held either within or without the State of Texas.

3.08 Chairman of the Board. The Chairman of the Board of Directors, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to such Chairman pursuant to resolutions duly adopted by the Board of Directors.

3.09 Regular Meetings. The annual meeting of the Board of Directors shall be held immediately following the annual shareholders meeting. Other regular meetings as set by the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two (2) directors. Notice of any special meeting of the Board of Directors shall be given to each director at least two (2) days before the date of the meeting.

3.11 Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12 Committees. The Board of Directors by resolution may, from time to time, designate members of the Board of Directors to constitute committees, including an executive committee, each consisting of two (2) or more directors and shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them except as may be limited by law. A majority of all the members of any such committee may determine its action and fix the time and place of any meeting, unless the Board of Directors shall otherwise direct. The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee.

3.13 Action by Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the members of the Board of Directors or such committee, as the case may be. Any such signed consent, or copy thereof, shall be placed in the minute book of the Corporation.

3.14 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors, or a stated salary for serving as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.15 Minutes of Meetings. The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the corporation. Committees of the Board of Directors shall maintain a separate record of the minutes of their proceedings.

ARTICLE IV - NOTICES AND TELEPHONE MEETINGS

4.01 Method of Giving Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

4.02 Waiver of Notice. Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the corporation. Attendance of such persons at any meeting shall constitute a waiver of notice of such meeting, except where the persons attend for the express purpose of objecting that the meeting is not lawfully convened.

4.03 Telephone Meetings. Members of the Board of Directors, or members of any committee designated by such Board of Directors, may participate in and hold a meeting of such Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.03 shall constitute presence in person at such meeting.

ARTICLE V - OFFICERS

5.01 Qualifications. The Board of Directors shall elect a President, one or more Vice Presidents, a Treasurer and a Secretary and such other officers, and assistant officers as the Board of Directors may deem desirable to conduct the affairs of the corporation. Any two (2) or more offices may be held by the same person.

5.02 Compensation of Officers. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

5.03 Term and Vacancies. The officers of the corporation shall hold office until their successors are elected, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

5.04 Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

5.05 General Authority of Officers. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

5.06 Duties of President. The President shall be the chief executive officer of the corporation, shall have general and active management and control of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall call regular and special meetings of the shareholders and directors in accordance with law and these Bylaws and shall preside at meetings of shareholders. The President shall appoint, discharge and fix the compensation of officers, agents and employees other than those appointed by the Board of Directors. The President shall sign all certificates representing shares of stock in the corporation. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors.

5.07 Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

5.08 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all business transacted at such meetings in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the President. The Secretary shall take and keep custody of the seal of the corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of an assistant Secretary or of the Treasurer.

5.09 Duties of Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Secretary may from time to time delegate.

5.10 Duties of Treasurer. The Treasurer shall have the custody of the corporation’s funds and securities, shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation and shall deposit all funds and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all of the Treasurer’s transactions and of the financial condition of the corporation. The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

5.11 Duties of Assistant Treasurers. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President or Treasurer may from time to time delegate.

5.12 Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors may from time to time determine. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the corporation whatsoever, shall be signed by such officer or officers as such agent or agents of the corporation and in such manner as the Board of Directors may from time to time determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

ARTICLE VI - CERTIFICATES AND SHAREHOLDERS

6.01 Forms of Certificates. Certificates shall be delivered representing all shares of stock in the corporation to which shareholders are entitled. Every certificate for shares issued by the corporation must be signed by the President, or a Vice President, and the Secretary, or an assistant Secretary. Certificates shall be consecutively numbered and shall be entered into the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares.

6.02 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the corporation or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.03 Record Ownership Conclusive. The corporation shall be entitled to treat the holder of record of any share or shares of stock in the corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it has express or other notice thereof, except as otherwise provided by law or by any stock purchase and redemption agreement to which the stock may be subject, if such agreement has been formally executed or accepted by the corporation.

ARTICLE VII - OTHER PROVISIONS

7.01 Dividends. Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation, subject to the provisions of the Articles of Incorporation and to the laws of the State of Texas. The declaration and payment of dividends shall be at the discretion of the Board of Directors.

7.02 Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.03 Fiscal Year. The fiscal year of the corporation shall end with the last day of December of each year.

7.04 Seal. The corporation’s seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.05 Indemnification for Judgments. The corporation shall indemnify any person who serves as a director, officer, agent, or employee of the corporation, or any person who may have served at its request as a director, officer, agent, or employee of another corporation in which it owns shares of capital stock or of which it is a creditor, against the expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of a judgment, in connection with any action, suit or proceeding in which such person is made a party by reason of being or having been such a director, officer, agent or employee, except in relation to matters as to which such person shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of such person’s duties.

7.06 Indemnification for Settlements. The corporation also shall reimburse any such person described in the preceding paragraph for the reasonable costs of settlement of any such proceeding, if it is found pursuant to applicable legal proceedings that it was in the interest of the corporation to make such settlement and that such person was not guilty of gross negligence or willful misconduct.

7.07 Full Indemnity. It is the intent and purpose of Sections 7.05 and 7.06 hereof to permit indemnity to the full extent permitted by law to the directors, officers, agents or employees of the corporation following the procedures for such indemnification provided by law at the time thereof.

7.08 Indemnity Insurance. The corporation may at its discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, agent or employee of the corporation against any liability incurred by such person in such capacity, or arising out of such status, whether or not the corporation would have the power to indemnify such person against such liability under Sections 7.05, 7.06 and 7.07 hereof.

ARTICLE VIII - AMENDMENT AND CONSTRUCTION

8.01 Amendment. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors.